AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE __, 1998
                                                  REGISTRATION NO. 333-
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           -------------------------
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           -------------------------
                             FRENCH FRAGRANCES, INC.
             (Exact name of registrant as specified in its charter)

         Florida                             2844                      59-0914138
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification No.)
                                                          Oscar E. Marina, Esq.
           14100 N.W. 60th Avenue                        14100 N.W. 60th Avenue
           Miami, Florida  33014                          Miami, Florida 33014
              (305) 818-8000                                 (305) 818-8000
 (Address, including zip code, and telephone     (Name, address, including zip code, and
 number, including area code of registrant's     telephone number, including area code,
        principal executive office)                       of agent for service)

                           -------------------------
                                   Copies to:
                          Beatriz Llorens Koltis, Esq.
                            Steel Hector & Davis LLP
                        200 S. Biscayne Blvd., Suite 4000
                           Miami, Florida  33131-2398
                                 (305) 577-2903
                           -------------------------

    Approximate date of proposed commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE
=============================================================================================
                                              PROPOSED         PROPOSED
                                 AMOUNT       MAXIMUM          MAXIMUM          AMOUNT OF
      TITLE OF EACH CLASS        TO BE        OFFERING PRICE   AGGREGATE        REGISTRATION
OF SECURITIES TO BE REGISTERED   REGISTERED   PER UNIT         OFFERING PRICE   FEE
10-3/8% Senior Notes due 2007,
 Series D. . . . . . . . . . .   $40,000,000  $106.5%<F1>      $42,600,000<F1>  $12,567.00
=============================================================================================

<F1>  Estimated solely for purposes of calculating the registration fee pursuant to Rule
      457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                  SUBJECT TO COMPLETION, DATED JUNE 23, 1998

                            FRENCH FRAGRANCES, INC.

        OFFER TO EXCHANGE ITS 10-3/8% SENIOR NOTES DUE 2007, SERIES D FOR ANY AND ALL OUTSTANDING 10-3/8% SENIOR NOTES DUE 2007, SERIES C

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON         , 1998, UNLESS EXTENDED.

     French Fragrances, Inc., a Florida corporation (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"), to exchange its 10-3/8% Senior Notes due 2007, Series D (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for any and all outstanding 10-3/8% Senior Notes due 2007, Series C (the "Initial Notes," and, together with the Exchange Notes, the "Senior Notes"), of which $40,000,000 principal amount is outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Initial Notes being tendered for exchange. However, the Exchange Offer is subject to the absence of certain conditions which may be waived by the Company. See "The Exchange Offer-Certain Conditions to the Exchange Offer." Subject to the absence or waiver of such conditions, the Company will accept for exchange any and all Initial Notes validly tendered on
or prior to 5:00 p.m., New York City time, on            , 1998, unless the
Exchange Offer is extended (the "Expiration Date"). Initial Notes may be tendered only in integral multiples of $1,000. The date of acceptance and exchange of the Initial Notes (the "Exchange Date") will be the fourth business day following the Expiration Date, unless an earlier date is selected by the Company. Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise such tenders are irrevocable. The Exchange Notes will be issued and delivered promptly after the Exchange Date.

     The terms of the Exchange Notes are identical in all material respects to the terms of the Initial Notes, except that the Exchange Notes have been registered under the Securities Act and are generally freely transferable by holders thereof and are issued without any covenant upon the Company regarding registration under the Securities Act. See "The Exchange Offer-Resale of Exchange Notes." The Exchange Notes will evidence the same debt as the Initial Notes and will be issued under and be entitled to the benefits of the Indenture (as defined herein). For a complete description of the terms of the Exchange Notes, see "Description of the Senior Notes." There will be no cash proceeds to the Company from this Exchange Offer.

     The Exchange Notes are unsecured senior obligations of the Company, will rank senior in right of payment to all existing and future Subordinated Indebtedness (as defined herein) of the Company and will rank pari passu in right of payment with all existing and future Senior Indebtedness (as defined herein) of the Company, including indebtedness under the Revolving Credit Facility (as defined herein) and its 10-3/8% Senior Notes due 2007, Series B (the "Series B Senior Notes"). The Company's obligations under the Revolving Credit Facility (as defined herein) are, however, secured by a first priority lien on all of the Company's accounts receivable and inventory, and, accordingly, such indebtedness effectively will rank prior to the Exchange Notes with respect to such assets. The Indenture permits the Company and any Subsidiary (as defined herein) to incur additional debt, including secured debt, subject to certain limitations. See "Description of the Senior Notes."

     The Initial Notes were originally issued and sold on April 27, 1998 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Initial Notes may not be reoffered, resold, or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon interpretations by the staff of the Securities and Exchange Commission (the "SEC") issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with a resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with such resales. See "The Exchange Offer-Resale of Exchange Notes."

     The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list any Senior Notes on a national securities exchange or to apply for quotation of any Senior Notes through the National Association of Securities Dealers Automated Quotation System. Any Initial Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Initial Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered and tendered but unaccepted Initial Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Initial Notes will continue to be subject to the existing restrictions on transfers thereof, and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Initial Notes held by them. No assurance can be given as to the liquidity of the trading market for either the Initial Notes or the Exchange Notes.

  SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN
                              THE EXCHANGE NOTES.
                   ---------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
     UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus is                , 1998.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM WILLIAM J. MUELLER, CHIEF FINANCIAL OFFICER, AT 14100 N.W. 60TH AVENUE, MIAMI LAKES, FLORIDA 33014, TELEPHONE NUMBER (305) 818-8000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
             , 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the SEC's office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661). Copies of such reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site that contains reports, proxy statements and other information regarding registrants (such as the Company) that file electronically with the SEC. The address of such site is http://www.sec.gov. Copies of such information may also be inspected and copied at the library of the Nasdaq National Market, 1735 K Street, 4th Floor, Washington, D.C. 20006, upon which the Company's Common Stock is authorized for trading.

     The Company has filed with the SEC a Registration Statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act with respect to the Exchange Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this Prospectus relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For further information, reference is hereby made to the Registration Statement and the documents incorporated herein by reference, which may be examined without charge at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the SEC upon payment of the prescribed fees. While any Senior Notes remain outstanding, the Company will make available, upon request, to any holder and any prospective purchaser of Senior Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to William J. Mueller, Chief Financial Officer, French Fragrances, Inc., 14100 N.W. 60th Avenue, Miami, Florida 33014, telephone number (305) 818-8000.

     The Indenture provides that the Company will furnish to the Trustee and the holders of the Senior Notes copies of all periodic reports required to be filed with the SEC under the Exchange Act and shall mail such periodic reports to the holders of the Senior Notes within 15 days of filing with the SEC. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company must nonetheless continue to submit to the Trustee and the holders of the Senior Notes (i) the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national practice), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. The Indenture provides that the Company will file a copy of such information and reports with the SEC for public availability (unless the Commission will not accept such a filing). The Company must provide copies of such information and reports to the holders of the Senior Notes within 120 days of the Company's fiscal year end in the case of annual reports, and within 60 days of the end of each of the Company's first three fiscal quarters in the case of quarterly reports.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the SEC pursuant to the Exchange Act (Commission File No. 1-6370) and are hereby incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998; and

     (2) the Company's Proxy Statement dated May 22, 1998, relating to its 1998 Annual Meeting of Shareholders;

     (3) the Company's Current Report on Form 8-K dated March 31, 1998 filed on April 15, 1998;

     (4) the Company's Current Report on Form 8-K dated April 27, 1998 filed on May 7, 1998; and

     (5) the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) subsequent to the date of the initial Registration Statement of which this Prospectus is a part and prior to the effectiveness of such Registration Statement, or (ii) subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the SEC which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to William J. Mueller, Chief Financial Officer, at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, telephone number (305) 818-8000.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION

OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), the Company is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made in this Prospectus. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "believes," "estimated," "intends," "plans," "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions, and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the factors discussed throughout this Prospectus, and particularly in the risk factors set forth herein under "Risk Factors." Among the key factors that have a direct bearing on the Company's results of operations are the substantial indebtedness and significant debt service obligations of the Company, the Company's ability to fund future capital requirements, the maintenance of relationships with suppliers and customers in light of the absence of contracts between the Company and its suppliers and customers, the Company's ability to implement its business and acquisition strategy and to successfully integrate acquired companies and fragrance brands into the Company, changes in the retail industry, the availability of key personnel and general economic and business conditions. These and other factors are discussed herein under "Risk Factors,"
Item 1. "Business" and Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 (the "Form 10-K"),
Part I, Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1998 (the "Form 10-Q") and elsewhere in this Prospectus.

     The Company cautions that the risk factors described herein could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                              PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, "THE COMPANY" REFERS TO FRENCH FRAGRANCES, INC. AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS AND THE FRAGRANCE MARKETING AND DISTRIBUTION BUSINESSES CONDUCTED BY ITS PREDECESSOR.

                              THE EXCHANGE OFFER

THE EXCHANGE OFFER. . . .  The Company is offering to exchange pursuant to the
                           Exchange Offer up to $40,000,000 aggregate principal amount of the Exchange Notes for any and all of its outstanding Initial Notes. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Initial Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes have been registered under the Securities Act and are freely transferrable by holders thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities Act. See "The Exchange Offer."

EXPIRATION DATE;
WITHDRAWAL OF TENDER. . .  The Exchange Offer will expire at 5:00 p.m., New
                           York City time, on           , 1998, unless the
                           Exchange Offer is extended by the Company, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer-Expiration Date; Extension; Termination; Amendment." Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer Withdrawal Rights."

INTEREST PAYMENTS . . . .  Interest on the Exchange Notes shall accrue from the last interest payment date (May 15 or November 15, each an "Interest Payment Date") on which interest was paid on the Initial Notes so surrendered or, if no interest has been paid on such Initial Notes, from April 27, 1998.

NO MINIMUM CONDITION. . .  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Initial Notes being tendered for exchange.

EXCHANGE DATE . . . . . .  The date of acceptance and exchange (the "Exchange
                           Date") of the Initial Notes will be the fourth business day following the Expiration Date, unless an earlier date is selected by the Company and the Company notifies the Exchange Agent (as defined herein) of such earlier date.

CONDITIONS TO THE
EXCHANGE OFFER. . . . . .  The Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Initial Notes and may terminate or amend the Exchange Offer, if any of certain customary conditions exist, the occurrence of which may be waived by the Company. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer-Certain Conditions to the Exchange Offer."

PROCEDURES FOR TENDERING
INITIAL NOTES . . . . . .  Each holder of Initial Notes wishing to tender such notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Initial Notes and any other required documentation to the Exchange Agent at the address set forth in the Letter of Transmittal. See "The Exchange Offer-Procedures for Tendering Initial Notes" and "Plan of Distribution."

FEDERAL INCOME TAX
CONSEQUENCES. . . . . . .  The exchange of Senior Notes pursuant to the
                           Exchange Offer should not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Consequences."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS . . . .  Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer,
                           commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer-Procedures for Tendering Initial Notes."
GUARANTEED DELIVERY
PROCEDURES. . . . . . . .  Holders of Initial Notes who wish to tender their
                           Initial Notes and whose Initial Notes are not immediately available or who cannot deliver their Initial Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Initial Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer-Procedures for Tendering Initial Notes."
ACCEPTANCE OF INITIAL
NOTES AND DELIVERY OF
EXCHANGE NOTES. . . . . .  On the Exchange Date, the Company will accept for exchange any and all Initial Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Exchange Date. See "The Exchange Offer-Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes."

CONSEQUENCES OF FAILURE
TO EXCHANGE . . . . . .    Holders of the Initial Notes who do not tender
                           their Initial Notes in the Exchange Offer will continue to hold such Initial Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture dated as of April 27, 1998 between the Company and Marine
                           Midland Bank relating to the Initial Notes and the Exchange Notes (the "Indenture"), except for any such rights under the Registration Rights Agreement
                           (as defined herein) that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Initial Notes pursuant to, the Exchange Offer.

                           Holders of Initial Notes who do not exchange their Initial Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon as a consequence of the offer or sale of the Initial Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Initial Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Initial Notes under the Securities Act. To the extent that Initial Notes are tendered and accepted in the Exchange Offer, the trading market for untendered or tendered but unaccepted Initial Notes could be adversely affected. See "The Exchange Offer-Consequences of Failure to Exchange."

REGISTRATION RIGHTS . . .  The Company entered into a Registration Rights
                           Agreement dated as of April 27, 1998 (the
                           "Registration Rights Agreement") with Donaldson Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"), for the benefit of all holders of Initial Notes, in which it agreed to make the Exchange Offer. The Registration Rights Agreement provides that if the Company fails to consummate the Exchange Offer on or prior to October 24, 1998), the Company will file a shelf registration statement (the "Shelf Registration Statement") to cover resales of Senior Notes by holders who provide certain information required for inclusion in the Shelf Registration Statement, and who agree to be bound by the terms of the Registration Rights Agreement. Upon a Registration Default (as defined herein), the Company will be required to pay certain Liquidated Damages to the affected holders of Senior Notes. See "Registration Rights; Liquidated Damages."

EXCHANGE AGENT. . . . . .  Marine Midland Bank is serving as exchange agent
                           (the "Exchange Agent") in connection with the Exchange Offer. See "The Exchange Offer-Exchange Agent."

RESALE OF EXCHANGE NOTES.  Based upon interpretations by the staff of the SEC issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                           Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with a resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with such resales. See "The Exchange Offer-Resale of Exchange Notes."

                              THE EXCHANGE NOTES

ISSUER. . . . . . . . . .  French Fragrances, Inc.

SECURITIES OFFERED. . . .  $40 million in aggregate principal amount of
                           10-3/8% Senior Notes due 2007, Series D.

MATURITY DATE . . . . . .  May 15, 2007.

INTEREST PAYMENT DATES. .  Interest on the Exchange Notes is payable semi-annually on each of May 15 and November 15, commencing November 15, 1998.

RANKING . . . . . . . . .  The Exchange Notes will be senior unsecured obligations of the Company and will rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company and pari passu in right of payment with all existing and future Senior Indebtedness of the Company, including indebtedness under the Revolving Credit Facility and the Series B Senior Notes. The Revolving Credit Facility is secured by a first priority lien on all of the Company's accounts receivable and inventory and, accordingly, such indebtedness effectively will rank prior to the Exchange Notes with respect to such assets. See "Description of the Senior Notes-General."

MANDATORY REDEMPTION. . .  None, except as otherwise described below under the captions "Change of Control" and "Asset Sale
                           Proceeds."

OPTIONAL REDEMPTION . . .  The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2002, in cash, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, thereon to the redemption date. In addition, at any time prior to May 15, 2000, the Company, at its option, may redeem up to 35% of the initially outstanding aggregate principal amount of the Senior Notes at a redemption price equal to 109 3/8% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more public equity offerings generating in each case net proceeds of at least $15.0 million, provided, among other things, that at least 65% of the initially outstanding aggregate principal amount of the Senior Notes remains outstanding immediately after any such redemption. See "Description of the Senior Notes-Optional Redemption."

CHANGE OF CONTROL . . . .  Upon a Change of Control (as defined herein), each holder of Exchange Notes will have the right to require the Company to repurchase all or any part of such holder's Exchange Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date. See "Description of the Senior Notes-Repurchase at the Option of Holders-Change of Control."

ASSET SALE PROCEEDS . . .  The Company will be obligated in certain circumstances to make an offer to purchase the Exchange Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the purchase date with the Net Proceeds of Asset Sales. See "Description of the Senior Notes-Repurchase at the Option of Holders-Asset Sales."

CERTAIN COVENANTS . . . .  The Indenture will govern the Exchange Notes and contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to: (i) incur additional Indebtedness or issue preferred Equity Interests (each as defined herein); (ii) pay dividends or make certain other restricted payments or investments; (iii) create liens; (iv) enter into certain transactions with affiliates; (v) enter into agreements restricting the ability of such Subsidiaries to pay dividends and make distributions; (vi) merge or consolidate; or (vii) transfer or sell assets. See "Description of the Senior Notes-Certain Covenants."

SUBSIDIARY GUARANTEES . .  The Indenture provides that, as a condition of a
                           Subsidiary (as defined herein) incurring
                           Indebtedness (as defined herein) under certain circumstances, such Subsidiary will guarantee the Company's payment obligations under the Exchange Notes. Each Subsidiary Guarantee (as defined herein) will be a senior unsecured obligation of the Subsidiary Guarantor (as defined herein) issuing such Subsidiary Guarantee and will rank pari passu in right of payment with all Guarantor Senior Indebtedness (as defined herein) of such Subsidiary Guarantor. As of the Exchange Date, none of the Subsidiaries will be Subsidiary Guarantors. See "Description of the Senior Notes Certain Covenants-Subsidiary Guarantees."

ABSENCE OF PUBLIC
MARKET. . . . . . . . . .  There is no public market for the Exchange Notes, and the Exchange Notes will not be listed on any securities exchange. The Company has been advised by the Initial Purchaser that, following consummation of the Exchange Offer, the Initial Purchaser intends to make a market in the Exchange Notes; however, any market making may be discontinued at any time without notice. If an active public market does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. See "Risk Factors."


     For definitions of certain capitalized terms used herein, see "Description of the Senior Notes."

                             RISK FACTORS

     Prospective investors in the Exchange Notes should carefully consider the matters set forth under "Risk Factors" beginning on page 12.

                                 RISK FACTORS

     In evaluating an investment in the Exchange Notes being offered hereby, investors should consider carefully, among other things, the following risk factors, as well as the other information contained or incorporated by reference in this Prospectus.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Initial Notes who do not tender their Initial Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Initial Notes may not be offered or sold unless registered under the Securities Act and applicable state laws, or pursuant to an exemption therefrom. The Company does not intend to register the Initial Notes under the Securities Act, other than in the limited circumstances contemplated by the Registration Rights Agreement. In addition, any holder of Initial Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that Initial Notes are tendered and accepted in the Exchange Offer, the trading market for untendered or tendered but unaccepted Initial Notes could be adversely affected. See "The Exchange Offer" and "Registration Rights; Liquidated Damages."

SUBSTANTIAL INDEBTEDNESS

     The Company has substantial indebtedness and significant debt service obligations. As of January 31, 1998, after giving effect to the Company's March 1998 acquisition of certain assets of JP Fragrances, Inc. (the "JPF Acquisition"), the issuance of the Initial Notes on April 27, 1998, and the application of the net proceeds therefrom to repay indebtedness under the Company's existing bank credit facility (the "Revolving Credit Facility") with Fleet National Bank ("Fleet"), the Company would have had outstanding
indebtedness of approximately $180 million.   The Revolving Credit Facility
with Fleet provides for revolving loans of up to $40.0 million and is secured by a first priority lien on all of the Company's accounts receivable and inventory, which constitute a substantial portion of the Company's assets. Both the Indenture and the Revolving Credit Facility permit the Company to incur substantial additional indebtedness, including secured indebtedness, subject to certain limitations. See "Description of the Senior Notes Certain Covenants," Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" of the Form 10-K and Part I, Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Form 10-Q. On a pro forma basis for fiscal year ended January 31, 1998, after giving effect to the JPF Acquisition and the issuance of the Initial Notes, and assuming that the Series B Senior Notes had been issued on February 1, 1997, the Company would have had a ratio of earnings to fixed charges of 2.01. For the Company's ratio of earnings to fixed charges for the last five fiscal years and the quarterly period ended April 30, 1998, see "The Company."

     The Company's significant leverage could have important consequences to holders of Senior Notes, including (i) the Company's increased vulnerability to adverse general and economic conditions, (ii) the Company's ability to withstand competitive pressures may be limited, (iii) the Company's ability to obtain additional financing on satisfactory terms may be limited, (iv) the dedication of a substantial portion of the Company's cash flow to service its indebtedness, thereby reducing the amount of funds available for operations and future business opportunities, (v) the extent to which the Revolving Credit Facility and future borrowings are at variable rates of interest, which would cause the Company to be more vulnerable to increases in interest rates and (vi) the Company's financial and operating flexibility may be limited to the extent its indebtedness contains restrictive covenants. See "Restrictive Debt Covenants," Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" of the Form 10-K, Item 8. "Financial Statements and Supplementary Data-Notes to Consolidated Financial Statements, Notes 7, 8 and 10" of the Form 10-K and
Part I, Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Form 10-Q.

     The ability of the Company to make scheduled payments in respect of its present and future indebtedness, including the Senior Notes, may depend on, among other things, the Company's ability to successfully execute its current business plans on a timely and cost effective basis and the Company's future operating performance, which, to a large extent, may depend upon factors beyond the Company's control, such as business, economic and competitive factors.

ABSENCE OF CONTRACTS WITH SUPPLIERS AND CUSTOMERS

     As is typical in the fragrance industry, the Company does not have long-term or exclusive contracts with any of its customers. Except for contracts relating to brands for which the Company has exclusive distribution and marketing rights, including the Geoffrey Beene brands of Grey Flannel, Eau de Grey Flannel and Bowling Green, the Halston brands of Halston, Catalyst, Z-14 and 1-12, and the brands Colors of Benetton, Hot and Cold, Ombre Rose, Lapidus, Faconnable, Salvador Dali, Dalissime, Laguna, Cafe and Watt (collectively, the "Controlled Brands"), the Company does not generally have long-term or exclusive contracts with its fragrance suppliers. Virtually all of the suppliers of the over 120 brands which the Company distributes on a nonexclusive basis (the "Distributed Brands") can, at any time, elect to supply fragrance products to the Company's customers directly or through another distributor, or elect to reduce or eliminate the volume of their products distributed by the Company. Sales to customers and purchases from suppliers that do not have exclusive distribution contracts with the Company are generally made pursuant to purchase orders. The Company's ten largest suppliers of Distributed Brands accounted for approximately 81% of the Company's cost of sales for the fiscal year ended January 31, 1998. The JPF Acquisition is expected to increase the proportion of the Company's business in Distributed Brands. The Company's ten largest customers accounted for approximately 38% of net sales for the fiscal year ended January 31, 1998.
The loss of, or a significant change in, the relationship between the Company and any of its key fragrance suppliers or customers could have a material adverse effect on the business, financial condition and results of operations of the Company. See Item 1. "Business-Products," "Licensing and Exclusive Distribution Agreements," and "Distribution" of the Form 10-K.

     The Company does not own or operate any manufacturing facilities and is dependent on third-party manufacturers and suppliers for all of its supply of Halston and Geoffrey Beene fragrances and related products and packaging materials. The Company currently obtains its materials for these products from a limited number of manufacturers and other suppliers. Delays in the delivery of raw materials, components or finished products from manufacturers or suppliers could have a material adverse effect on the business, financial condition and results of operations of the Company. See Item 1. "Business-Products" and "Distribution" of the Form 10-K and the Company's Current Report on Form 8-K dated March 31, 1998 (the "Form 8-K").

RISKS ASSOCIATED WITH MANAGEMENT OF GROWTH AND INTEGRATION OF ACQUISITIONS

     In order for the Company to continue to expand successfully, the Company's management will be required to anticipate the changing and increasing demands of the Company's growing operations and to implement appropriate operating procedures and systems. There can be no assurance that management will correctly anticipate these demands or successfully implement these procedures and systems on a timely basis. The Company's success will also depend, in part, upon its ability to identify, acquire and integrate effectively into its operations new brands and relationships with new suppliers and new customers, including those associated with recent or future acquisitions. The Company believes but cannot assure that it will be able to achieve such integration.

     The Company will also need to review continually the adequacy of its management information systems, including its inventory and distribution systems. The Company recently completed the installation of a new management information system which, among other things, is expected to improve forecasting, purchasing and order tracking capabilities, as well as provide Year 2000 compliance. Failure to continue to upgrade its information systems, or unexpected difficulties (such as possible interruptions, delays, losses and errors in processing of data or purchase orders) encountered with these systems, including the Company's newly implemented management information system, during implementation of such new management information systems or at any time thereafter, could have a material adverse effect on the business, financial condition and results of operations of the Company.

NO ASSURANCE OF FUTURE GROWTH OR ACQUISITIONS

     The Company's strategy is to continue to increase both its Controlled Brand and Distributed Brand operations. Currently, the Company has no agreements or commitments for the acquisition of additional brands or exclusive or non-exclusive distribution arrangements. There can be no assurance that the Company will be successful in identifying, negotiating and consummating such acquisitions or arrangements, or that such acquisitions or arrangements that may be available, if at all, will be on terms acceptable to the Company.

FUTURE CAPITAL REQUIREMENTS; POSSIBLE INABILITY TO OBTAIN ADDITIONAL FINANCING

     The Company's capital requirements have been and will continue to be significant. To date, the Company has financed its capital requirements primarily through the Revolving Credit Facility, external financing (including the issuance of $115 million aggregate principal amount of Series B Senior Notes and the Initial Notes) and internally generated funds. The Company's future expansion, if any, will be dependent upon the capital resources available to the Company. Excluding any additional working capital requirements that may result from future acquisitions, including brand acquisitions, management believes that internally generated funds, available financing under the Revolving Credit Facility and the net proceeds from the issuance of the Initial Notes will be sufficient to fund the Company's operations for the foreseeable future. The Company's future growth and acquisitions of additional fragrance brands or exclusive distribution rights may be dependent on the Company's ability to obtain future equity or debt financing. There can be no assurance that the Company will be able to obtain additional financing for such purposes or that any additional financing will be available in amounts required or on terms satisfactory to the Company. See
Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" of the Form 10-K and
Part I, Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Form 10-Q.

SEASONALITY; FLUCTUATIONS IN QUARTERLY SALES

     The Company's business is seasonal, with a majority of its sales and income from operations generated during the second half of its fiscal year as a result of increased demand by retailers in anticipation of and during the holiday season. For example, in the fiscal year ended January 31, 1998, 67% of the Company's net sales were made during the second half of the fiscal year. Any substantial decrease in sales during such period would likely have a material adverse effect on the business, financial condition and results of operations of the Company. Similarly, the Company's working capital needs are greater during the second half of the fiscal year. In addition, the Company's sales and profitability may vary from quarter to quarter as a result of a variety of factors, including the timing of customer orders, additions or losses of brands or distribution rights and competitive pricing pressures.

COMPETITION

     The fragrance industry is highly competitive and at times subject to rapidly changing consumer preferences and industry trends. The Company competes with a large number of distributors and manufacturers, many of which have significantly greater financial, marketing, distribution, personnel and other resources than the Company, thereby permitting such companies to implement extensive advertising, pricing and promotional programs. The Company's products compete for consumer recognition and shelf space with fragrance products that have achieved significant international, national and regional brand name recognition and consumer loyalty. The Company's products also compete with new products, which are regularly introduced and accompanied by substantial promotional campaigns. These factors, as well as demographic trends, international, national, regional and local economic conditions, discount pricing strategies by competitors and direct sales by manufacturers to the Company's customers could result in increased competition for the Company and could have a material adverse effect on the business, financial condition and results of operations of the Company. See Item 1. "Business-Competition" of the Form 10-K.

RESTRICTIVE DEBT COVENANTS

     The Revolving Credit Facility contains, and any refinancing thereof will likely contain, a number of covenants that, among other things, limit the Company's ability to incur additional indebtedness, pay certain dividends, prepay indebtedness, dispose of certain assets, create liens, make capital expenditures, make certain investments or acquisitions and otherwise restrict corporate activities. The Revolving Credit Facility requires, and any refinancing thereof will likely require, the Company to comply with certain financial ratios and tests, under which the Company would be required to achieve certain financial and operating results. In addition, the Revolving Credit Facility is secured by a first priority lien on the Company's accounts receivable and inventory. The ability of the Company to comply with the provisions of the Revolving Credit Facility may be affected by events beyond its control, including prevailing economic conditions, changes in consumer preferences and changes in the competitive environment, which could impair the Company's operating performance. A breach of any of the covenants under the Revolving Credit Facility would result in a default under the Revolving Credit Facility, in which event, the lender under the Revolving Credit Facility could elect to declare all outstanding amounts borrowed thereunder, together with accrued interest thereon, to be due and payable. A payment default or an acceleration of amounts due under the Revolving Credit Facility would likely cause a default under the Indenture relating to the Senior Notes and the indenture relating to the Series B Senior Notes, of which $115 million in aggregate principal amount are outstanding. Moreover, as a result of the security afforded to the Revolving Credit Facility, there can be no assurance that, in the event of such a default or an acceleration, the Company would have sufficient funds to pay indebtedness outstanding under the Senior Notes or the Series B Senior Notes after the collateral has been applied to the obligations under the Revolving Credit Facility. Acceleration of such indebtedness would have a material adverse effect on the Company. Further, each of the Indenture and the indenture related to the Series B Senior Notes contains provisions that limit the Company's activities. See "Description of the Senior Notes," Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operation-Liquidity and Capital Resources" of the Form 10-K, Item 8. "Financial Statement and Supplementary-Data Notes to Consolidated Financial Statements, Note 10" of the Form 10-K and Part I,
Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Form 10-Q.

INABILITY TO REPURCHASE SENIOR NOTES UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (as defined herein), at any time, the Company will be required to offer to repurchase each holder's Senior Notes, as well as the Series B Senior Notes outstanding, at a repurchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon. There can be no assurance that the Company will have the financial resources to effect any such repurchase. In addition, such a repurchase would likely cause a default under the Revolving Credit Facility. See "Description of the Senior Notes-Repurchase at the Option of the Holders-Change of Control," Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operation-Liquidity and Capital Resources" of the Form 10-K, Item 8. "Financial Statement and Supplementary Data-Notes to Consolidated Financial Statements, Note 10" of the Form 10-K and
Part I, Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Form 10-Q.

CONTROL BY EXECUTIVE OFFICERS, DIRECTORS AND THEIR AFFILIATES

     As of May 28, 1998, the executive officers and directors of the Company (including companies under their control) beneficially owned 6,590,612 shares, or approximately 41%, of the Company's Common Stock (in each case determined in accordance with Rule 13d-3 under the Exchange Act). The aggregate beneficial ownership of such persons permits them to have effective control of the Company and to direct the management and affairs of the Company.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends to a significant extent upon the performance of its management team. The Company's future operations could be materially adversely affected if the services of any of the Company's senior executives were to cease to be available to the Company. In particular, the Company is dependent on E. Scott Beattie, its President and Chief Executive
Officer.   See Item 1. "Business-Executive Officers of the Company" of the
Form 10-K.

CHANGES IN THE RETAIL INDUSTRY

     From time to time, major retailers, including certain of the Company's customers, have suffered financial difficulties. While no material adverse effect on the Company's business or financial condition has resulted from the financial difficulties of any of its customers, there can be no assurance that this will continue to be the case. In addition, the retail industry has periodically experienced consolidation and other ownership changes. Major retailers in the United States and in foreign markets may in the future consolidate, undergo restructuring or realign their affiliations, which could decrease the number of stores that sell the Company's products or increase the ownership concentration within the retail industry. Furthermore, certain of the Company's customers have indicated to the Company that they are considering reducing their emphasis on carrying a broad selection of fragrance products in favor of carrying a smaller number of items. While such changes in the retail industry or the preferences of the Company's customers to date have not had a material adverse effect on the Company's business or financial condition, there can be no assurance as to the future effect of any such changes.

FRAUDULENT CONVEYANCE

     The incurrence by the Company of indebtedness under the Senior Notes to repay its existing debt, and the issuance of any Subsidiary Guarantee of the Senior Notes by any Subsidiary Guarantor, may be subject to review under relevant federal and state fraudulent conveyance laws in a bankruptcy case involving, or a lawsuit commenced by or on behalf of unpaid creditors of, the Company or any Subsidiary Guarantor. Under such laws, if a court were to find that (i)(a) at the time the Senior Notes were issued, the Company or (b) at the time any Subsidiary Guarantee was issued, the respective Subsidiary Guarantor, had incurred the indebtedness under the Senior Notes or the Subsidiary Guarantee, as the case may be, with the intent of delaying or defrauding creditors or (ii) the Company or the respective Subsidiary Guarantor, as the case may be, received less than reasonably equivalent value or fair consideration for the Senior Notes or the Subsidiary Guarantee, as the case may be, and (x) was insolvent or rendered insolvent by reason of such transaction, (y) was engaged in a business or transaction for which the assets remaining with the Company or the respective Subsidiary Guarantor, as the case may be, constituted unreasonably small capital, or (z) intended to incur, or believed that it would incur, debts that it would be unable to pay when due, such court could subordinate the Senior Notes or the Subsidiary Guarantee, as the case may be, to present or future indebtedness of the Company or the respective Subsidiary Guarantor, as the case may be, avoid the issuance of some or all of the debt under the Senior Notes or the Subsidiary Guarantee, as the case may be, direct the repayment of any amounts paid thereunder to the Company or the respective Subsidiary Guarantor, as the case may be, or to a fund for the benefit of the creditors of the Company or the respective Subsidiary Guarantor, as the case may be, or take other action which would be detrimental to the holders of the Senior Notes.

     The Company believes that the indebtedness represented by the Senior Notes was (as to the Initial Notes) and is being (as to the Exchange Notes) incurred for proper purposes and in good faith, that the Company is receiving reasonably equivalent value or fair consideration for incurring such indebtedness, that the Company was, is and will be solvent under the foregoing standards and that it had, has and will have sufficient capital for carrying on its business and was, is, and will be able to pay its debts as they mature. There can be no assurance, however, that a court would reach the same conclusions.

ABSENCE OF A PUBLIC MARKET FOR EXCHANGE NOTES

     The Exchange Notes will constitute a new issue of securities for which there is no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission of the Exchange Notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the Initial Purchaser has advised the Company that it currently intends to make a market in the Exchange Notes, it is not obligated to do so and may discontinue such market making at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement. See "Registration Rights; Liquidated Damages." There can be no assurance as to the development or liquidity of any market for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which the holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities.

                              THE COMPANY

     French Fragrances, Inc. ("FFI") was formed as a privately held Florida corporation on June 26, 1992 by Rafael Kravec and a group of investors represented by Bedford in order to acquire the fragrance-related net assets of National Trading Manufacturing, Inc. ("National Trading"). National Trading, a privately held Florida corporation controlled by Rafael Kravec, the Company's Chairman of the Board, had been engaged in the manufacture and distribution of gold jewelry and other gift items and, beginning in 1981, had also been engaged in the purchase and United States mass-market distribution of prestige perfumes and other fragrance products. In 1992, Rafael Kravec determined to acquire the interests of National Trading's three other shareholders, to cease National Trading's jewelry and gift items business and, with the financial investment and managerial support of Bedford Capital Corporation, a Toronto, Canada based merchant banking firm ("Bedford") and the investors it represented, to concentrate on expanding the fragrance distribution business, which was acquired from National Trading by FFI on July 2, 1992.

     After the acquisition, the Company experienced significant growth as a distributor of prestige fragrances to the United States mass market. To further enhance its distribution relationships, profitability and industry position, the Company began acquiring ownership of or exclusive United States distribution rights to a selection of prestige fragrance and cosmetic brands. As a result of its growth, the Company determined that its then existing physical facilities had become inadequate. On November 30, 1995, it acquired its present distribution facility in Miami Lakes, Florida (the "Miami Lakes Facility") and became a publicly held company through the merger of FFI with and into Suave Shoe Corporation ("Suave"), a publicly held company that had previously discontinued its shoe manufacturing and distribution operations (the "Merger"). Following the Merger, Suave, as the surviving corporation, changed its name to French Fragrances, Inc., and its operations consist entirely of the fragrance business of FFI, which was the acquiror in the Merger for financial reporting purposes.

     The Company's ratio of earnings to fixed charges for the fiscal years ended June 30, 1994, the seven months ended January 31, 1994, the seven months ended January 31, 1995, the twelve months ended January 31, 1995, the fiscal year ended January 31, 1996, the fiscal year ended January 31, 1997, the fiscal year ended January 31, 1998 and the three months ended April 30, 1998 was 2.00, 2.19, 3.82, 3.13, 2.19, 2.88, 2.60 and 1.14, respectively. This information has been derived from the audited and unaudited consolidated financial statements of the Company and FFI for the relevant periods. Effective January 31, 1995, FFI changed its fiscal year end to January 31 from June 30. For this reason, the seven months ended January 31, 1995 and 1994 are presented. The foregoing data should be read in conjunction with the consolidated financial statements of the Company and related notes and the other financial information incorporated herein by reference.

     The Company's principal executive offices are located at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, and its telephone number is (305) 818-8000.

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "FRAG." The closing sales price of the Common Stock on June 23, 1998 was $15.9375 per share.

                              THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $40 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Initial Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to any and all of the Initial Notes.

     As of the date of this Prospectus, $40 million aggregate principal amount of the Initial Notes is outstanding. This Prospectus, together with the Letter
of Transmittal, is first being sent on or about           , 1998, to all
holders of Initial Notes registered on the note register of the Company. The Company's obligation to accept Initial Notes for exchange pursuant to the Exchange Offer is subject to the satisfaction or waiver by the Company of certain conditions set forth under "Certain Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE EXCHANGE OFFER

     The Initial Notes were issued on April 27, 1998 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Initial Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Initial Notes, the Company entered into the Registration Rights Agreement, which requires the Company to file with the Commission a registration statement relating to the Exchange Offer not later than 60 days after the date of issuance of the Initial Notes, and to use its reasonable best efforts to cause the registration statement relating to the Exchange Offer to become effective under the Securities Act not later than 150 days after the date of issuance of the Initial Notes and the Exchange Offer to be consummated not later than 30 business days after the date of the effectiveness of the Registration Statement (or use its reasonable best efforts to cause to become effective a shelf registration statement with respect to resales of the Initial Notes by the 150th calendar day after the date on which the Company becomes obligated to file such shelf registration statement). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

     The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The term "holder," with respect to the Exchange Offer, means any person in whose name Initial Notes are registered on the note register of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Initial Notes are held of record by The Depository Trust Company. Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Initial Notes. Holders of Initial Notes who do not tender their Initial Notes or whose Initial Notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Initial Notes.

     The Company is making the Exchange Offer in reliance on the position of the staff of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. See " Resale of Exchange Notes." Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE

     The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Initial Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration under the Securities Act. The Exchange Notes will evidence the same indebtedness as the Initial Notes and will be entitled to the benefits of the Indenture. See "Description of the Senior Notes."

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Initial Notes being tendered for exchange.

     The Company has not requested, and does not intend to request, an interpretation by the staff of the SEC with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Initial Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the SEC set forth in a series of no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for sale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is a broker-dealer or is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. Since the SEC has not considered the

Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and cannot rely on such interpretation by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     Interest on the Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Initial Notes so surrendered or, if no interest has been paid on such Initial Notes, from April 27, 1998.

     Tendering holders of the Initial Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Initial Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
          1998, unless the Company has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, in its sole discretion, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Initial Notes, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Initial Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

     The Company expressly reserves the right to (i) terminate or amend the Exchange Offer and not to accept for exchange any Initial Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "Certain Conditions to the Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Initial Notes, whether before or after any tender of the Initial Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Initial Notes as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will, subject to the conditions described under "Certain Conditions to the Exchange Offer," exchange the Exchange Notes for the Initial Notes on the Exchange Date.

PROCEDURES FOR TENDERING INITIAL NOTES

     The tender to the Company of Initial Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of Initial Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Initial Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth below (see "Exchange Agent") on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Initial Notes should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender Initial Notes on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     THE METHOD OF DELIVERY OF INITIAL NOTES, LETTERS OF TRANSMITTAL AND ALL OF THE REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO INITIAL NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     If tendered Initial Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Initial Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (the "Book-Entry Transfer Facility") whose name appears on a security listing as the owner of Initial Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Initial Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange
Act. If the Exchange Notes and/or Initial Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Initial Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Initial Notes at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Initial Notes by causing such Book-Entry Transfer Facility to transfer such Initial Notes into the Exchange Agent's account with respect to the Initial Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of Initial Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to tender Initial Notes in the Exchange Offer and time will not permit a Letter of Transmittal or Initial Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Initial Notes are registered and, if possible, the certificate numbers of the Initial Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Initial Notes in proper form for transfer (or a confirmation of book-entry transfer of such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Initial Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Initial Notes (or a confirmation of book-entry transfer of such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Initial Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Initial Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Initial Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders of any particular Initial Notes not properly tendered or not to accept any particular Initial Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Initial Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Initial Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Initial Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Initial Notes, such Initial Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Initial Notes.

     If the Letter of Transmittal or any Initial Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate, it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company) must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Initial Notes for exchange (the "Transferor") exchanges, assigns and transfers the Initial Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Initial Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Initial Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Initial Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Initial Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Initial Notes or transfer ownership of such Initial Notes on the account books maintained by a Book-Entry Transfer Facility. The Transferor further agrees that acceptance of any tendered Initial Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each Transferor which is a broker-dealer receiving Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period of one year after the Exchange Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

     Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Initial Notes to be withdrawn (the "Depositor"), (ii) identify the Initial Notes to be withdrawn (including the certificate number or numbers and principal amount of such Initial Notes),
(iii) specify the principal amount of Initial Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Initial Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Initial Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Initial Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Initial Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Initial Notes promptly following receipt of notice of withdrawal. If Initial Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Initial Notes or otherwise comply with the Book-Entry Transfer Facility's procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company in its sole discretion and such determination will be final and binding on all parties.

     Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Initial Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Initial Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Initial Notes will be credited to an account with such Book-Entry Transfer Facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Initial Notes may be retendered by following one of the procedures described under "Procedures for Tendering Initial Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly on the Exchange Date, all Initial Notes properly tendered and will issue the Exchange Notes promptly after such acceptance. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Initial Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     For each Initial Note accepted for exchange, the holder of such Initial Note will receive an Exchange Note having a principal amount equal to that of the surrendered Initial Note.

     In all cases, issuance of Exchange Notes for Initial Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Initial Notes or a timely book-entry confirmation of such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Initial Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Initial Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Initial Notes will be returned without expense to the tendering holder thereof (or, in the case of Initial Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such non-exchanged Initial Notes will be credited to an account with such Book-Entry Transfer Facility specified by the holder) as promptly as practicable after the Exchange Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Initial Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Initial Notes for exchange or the exchange of the Exchange Notes for such Initial Notes, any of the following conditions exist:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

     (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Initial Notes or the Exchange Notes or that may materially impair the contemplated benefits of the Exchange Offer to the Company; or

     (c) any law, rule or regulation or applicable interpretations of the staff of the SEC is issued or promulgated which, in the good faith determination of the Company, do not permit the Company to effect the Exchange Offer; or

     (d) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deems necessary for the consummation of the Exchange Offer; or

     (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law statute, rule or regulation) which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

     (f) there shall occur a change in the current interpretation by the staff of the SEC which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities
     Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes; or

     (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other leading institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof.

     The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Initial Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Initial Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Initial Notes.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Expiration Date would otherwise occur within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

     In addition, the Company will not accept for exchange any Initial Notes tendered, and no Exchange Notes will be issued in exchange for any such Initial Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Exchange Offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange.

EXCHANGE AGENT

     Marine Midland Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

  BY HAND/OVERNIGHT COURIER:              BY MAIL:
  Marine Midland Bank                     (insured or registered recommended)
  Attention: Corporate Trust              Marine Midland Bank
   Operations                             Attention: Corporate Trust
  140 Broadway, Level A                    Operations
  New York, New York 10005-1180           140 Broadway, Level A
                                          New York, New York 10005-1180

  BY FACSIMILE: (212) 658-2292
                Attention: Paulette Shaw
                Telephone: (212) 658-5931

Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH IN THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH IN THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Initial Notes and in handling or forwarding tenders for their customers.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $100,000, which includes fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company.

     Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Initial Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Initial Notes in such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Initial Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Initial Notes tendered, or if tendered Initial Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the carrying value of the Initial Notes as reflected in the Company's accounting records on the Exchange Date. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Notes for Initial Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Initial Notes who do not tender their Initial Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon. Initial Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Initial Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Initial Notes under the Securities Act.

     Participation in the Exchange Offer is voluntary, and holders of Initial Notes should carefully consider whether to participate. Holders of Initial Notes are urged to consult their financial and tax advisors in making their own decision whether or not to tender their Initial Notes. See "Certain Federal Income Tax Consequences."

     As a result of the making of, and upon acceptance for exchange of all validly tendered Initial Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Initial Notes who do not tender their Initial Notes in the Exchange Offer will continue to hold such Initial Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. All untendered Initial Notes will continue to be subject to the restrictions on transfer set forth in the legend thereon. To the extent that Initial Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Initial Notes could be adversely affected.

     The Company may in the future seek to acquire, subject to the terms of the Indenture, untendered Initial Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no obligation and no present plan to acquire any Initial Notes which are not tendered in the Exchange Offer.

RESALE OF EXCHANGE NOTES

     The Company is making the Exchange Offer in reliance on the position of the staff of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Initial Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) cannot rely on the applicable interpretations of the staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Initial Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company) must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with such resales. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

                        DESCRIPTION OF THE SENIOR NOTES

GENERAL

     The Initial Notes were, and the Exchange Notes will be, issued pursuant to an indenture dated as of April 27, 1998 (the "Indenture") between the Company and Marine Midland Bank, as trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon the issuance of the Exchange Notes, if any, or the effectiveness of a Shelf Registration Statement (as defined herein), the Indenture will be subject to and governed by the Trust Indenture Act. The Senior Notes are subject to all such terms, and holders of Senior Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." Unless the context requires otherwise, references to the Senior Notes shall include the Exchange Notes.

     The Senior Notes are unsecured senior obligations of the Company, rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company and rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company, including indebtedness under the Revolving Credit Facility and the Series B Senior Notes. As of January 31, 1998, after giving effect to the JPF Acquisition, the issuance of the Initial Notes and the application of the net proceeds therefrom, the Company would have had approximately $180 million of total indebtedness. The Indenture limits the ability of the Company and its Subsidiaries to incur additional indebtedness; however, subject to certain limitations, the Company and its Subsidiaries are permitted to incur certain indebtedness, which may be secured. See "Certain Covenants."

PRINCIPAL, MATURITY AND INTEREST

     The Senior Notes are limited in aggregate principal amount to $40 million and will mature on May 15, 2007. Interest on the Senior Notes accrues at the rate of 10-3/8% per annum and will be payable in cash semi-annually in arrears on May 15 and November 15, commencing on November 15, 1998, to holders of record on the immediately preceding May 1 and November 1, respectively. Interest on the Senior Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Senior Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Senior Notes at their respective addresses set forth in the register of holders of Senior Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     The Senior Notes are not redeemable at the Company's option prior to May 15, 2002. Thereafter, the Senior Notes are subject to redemption, at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

               YEAR                                PERCENTAGE
               ----                                ----------
               2002. . . . . . . . . . . . . . . . .105.188%
               2003. . . . . . . . . . . . . . . . .103.458%
               2004. . . . . . . . . . . . . . . . .101.729%
               2005 and thereafter . . . . . . . . .100.000%

     Notwithstanding the foregoing, at any time prior to May 15, 2000, the Company, at its option, may on any one or more occasions redeem up to 35% of the initially outstanding aggregate principal amount of Senior Notes at a redemption price equal to 109 3/8% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more public equity offerings of the Company generating in each case net proceeds of at least $15.0 million; provided that at least 65% of the initially outstanding aggregate principal amount of Senior Notes remains outstanding immediately after the occurrence of any such redemption; and provided, further, that such redemption occurs within 60 days of the date of the closing of any such public equity offering of the Company.

MANDATORY REDEMPTION

     Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 60 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

     On the payment date set forth in the Change of Control Offer (the "Change of Control Payment Date"), the Company will, to the extent lawful, (i) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals or their Related Parties (as defined below)), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) (other than the Principals and their Related Parties) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of (a) 35% or more of the voting Capital Interests of the Company and (b) more of the voting Capital Interests of the Company than are, in the aggregate, beneficially owned by the Principals and their Related Parties at the time of such consummation, or (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting Capital Interests of the Company will be deemed to be a transfer of such portion of such voting Capital Interests as corresponds to the portion of the equity of such entity that has been so transferred.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Senior Notes to require the Company to repurchase such Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another person or group may be uncertain.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of (a) a majority of the Principals who were beneficial owners of voting Capital Interests of the

Company at the time of such nomination or election or (b) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "PRINCIPALS" means Rafael Kravec, E. Scott Beattie, J.W. Nevil Thomas, Fred Berens and Richard C.W. Mauran.

     "RELATED PARTY" with respect to any Principal means (a) any spouse or immediate family member of such Principal or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a).

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Senior Notes to require that the Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar restructuring.

     ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale, unless (a) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (i) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (ii) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly converted by the Company or such Subsidiary into cash (to the extent of the cash received), will be deemed to be cash for purposes of this provision.

     Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (a) to permanently reduce Senior Indebtedness, (b) to permanently reduce Indebtedness permitted to be incurred pursuant to clause (i) of the second paragraph of the covenant described below under "Certain Covenants-Incurrence of Indebtedness and Issuance of Disqualified Stock" or (c) to an Investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the same or a similar or related line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." Within 30 days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Asset Sale Offer Price"), in accordance with the procedures set forth in the Indenture; provided that if by reason of the comparable provision in the indenture relating to the Series B Senior Notes, the Company is required to make a similar offer to the holders of the Series B Senior Notes, the Excess Proceeds may first be applied to the purchase of the Series B Senior Notes and, to the extent so applied, the Excess Proceeds available for the purchase of Senior Notes shall be correspondingly reduced. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds available to purchase Senior Notes, the Company and its Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by holders thereof exceeds the amount of Excess Proceeds available to purchase Senior Notes, the Trustee will select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

     SELECTION AND NOTICE

     If less than all of the Senior Notes are to be redeemed at any time, selection of Senior Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Senior Notes to be redeemed at its registered address. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to such Senior Note will state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Senior Note. On and after the redemption date, interest ceases to accrue on Senior Notes or portions thereof called for redemption unless the Company defaults in making the redemption payment.

CERTAIN COVENANTS

     RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any such distribution by such Persons in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Subsidiary of the Company);
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;
(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at scheduled maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four fiscal quarters for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

          (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock or Equity Interests issued upon conversion of the Company's Series B Convertible Preferred Stock, $.01 par value, or Series C Convertible Preferred Stock, $.01 par value, outstanding on the date of the Indenture), plus (3) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

     The foregoing provisions will not prohibit (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition will be excluded from clause (C)(2) of the preceding paragraph; and (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition will be excluded from clause (C)(2) of the preceding paragraph.

     The amount of all Restricted Payments (other than cash) will be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock; provided that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary may incur Indebtedness (including Acquired Debt), if, (i) in each case, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (a) 2.00 to 1, on or prior to May 15, 1999 and (b)
2.25 to 1, thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period and
(ii) in the case of incurrence of Indebtedness by a Subsidiary (other than Acquired Debt), such Subsidiary guarantees on a senior unsecured basis (a "Subsidiary Guarantee") the Company's payment obligations under the Senior Notes (each such Subsidiary, a "Subsidiary Guarantor"). See "Subsidiary Guarantees" and "Limitations on Issuances of Guarantees of Indebtedness."

     The foregoing provisions do not apply to:

          (i) the incurrence by the Company and any Subsidiary Guarantor of Senior Revolving Debt and letters of credit pursuant to any Credit Facility for working capital purposes (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) in an aggregate principal amount not to exceed the amount of the Borrowing Base;

          (ii) the incurrence by the Company of the Existing Indebtedness;

          (iii) the incurrence by the Company of the Indebtedness represented by the Senior Notes and the incurrence by any Subsidiary Guarantor of the Indebtedness represented by its Subsidiary Guarantee;

          (iv) the incurrence by the Company and any Subsidiary Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

          (v) the incurrence by the Company or any Subsidiary Guarantor of intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (vi) the incurrence by the Company and any Subsidiary Guarantor of Indebtedness (A) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing up to all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary Guarantor, or (B) represented by mortgage financing secured solely by the Miami Lakes Facility (in addition to Indebtedness permitted to be incurred pursuant to clauses (ii) or (iv) above in this covenant) in a principal amount for (A) and (B) in the aggregate not to exceed $7.5 million at any time outstanding;

          (vii) the incurrence by the Company and any Subsidiary Guarantor of Hedging Obligations in the ordinary course of business of the Company or such Subsidiary Guarantor, as the case may be;

          (viii) the incurrence by the Company and any Subsidiary Guarantor of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business of the Company or such Subsidiary Guarantor, as the case may be; and

          (ix) the incurrence by the Company and any Subsidiary Guarantor of Indebtedness not otherwise permitted under the Indenture in an aggregate amount for all such Indebtedness not to exceed $7.5 million at any time outstanding.

     The Company will not incur any secured Indebtedness which is not Senior Indebtedness. No Subsidiary Guarantor will incur any secured Indebtedness which is not Guarantor Senior Indebtedness.

     LIENS

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Senior Notes, and all obligations under the Subsidiary Guarantees, if any, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on their Capital Interests or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date of the Indenture, including, without limitation, the Series B Senior Notes and the indenture related thereto, (ii) any Credit Facility, provided that any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereto are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Facility as in effect on the date of the Indenture, (iii) the Indenture and the Senior Notes,
(iv) applicable law, (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) Capital Lease Obligations, mortgage financings or purchase money obligations for property acquired in the ordinary course of business or mortgage financings secured by the Miami Lakes Facility that impose restrictions of the nature described in clause (c) above on the property so acquired or the Miami Lakes Facility, as the case may be, (vii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any of its Subsidiaries, at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, or (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to, another corporation, Person or entity, unless (i) the Company is the surviving Person or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) except in the case of a transaction the principal purpose and effect of which is to change the Company's state of incorporation, will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock."

     Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by a nationally-recognized investment banking firm; provided that (A) any reasonable employment, compensation, bonus or benefit arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, including without limitation, (x) the grant of stock options, stock appreciation rights or other stock-based incentive awards (other than Disqualified Stock) in the ordinary course of business of the Company or such Subsidiary, as the case may be, provided that any non-stock payments by the Company or any Subsidiary in connection with the grant or exercise or other settlement of such stock options, stock appreciation rights or other stock-based incentive awards are permitted under the provisions of the Indenture described above under "Restricted
Payments" and (y) the payment of bonuses to officers of the Company from the Company's 6% Bonus Pool and any renewals, extensions or amendments thereof, provided that amounts paid thereunder with respect to any fiscal year shall not exceed in the aggregate 6% of the Company's pre-tax profits for such fiscal year as determined pursuant to the terms of the 6% Bonus Pool as in effect on the date of the Indenture, (B) transactions between or among the Company and/or its Subsidiaries, (C) the payment of reasonable fees, expense reimbursement and customary indemnification, advances and other similar arrangements to directors and officers of the Company, (D) reasonable loans or advances to employees of the Company and its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, as the case may be, (E) transactions permitted by the provisions of the Indenture described above under the caption "Restricted Payments," (F) scheduled payments of principal and interest with respect to Existing Indebtedness and (G) scheduled payments pursuant to the lease of the National Trading Facility as in effect on the date of the Indenture, in each case, shall not be deemed to be Affiliate Transactions.

     SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Subsidiary Guarantor may enter into a sale and leaseback transaction if (a) the Company or such Subsidiary Guarantor could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock" and (ii) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "Liens," (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or such Subsidiary Guarantor applies the proceeds of such transaction in compliance with, the covenant described above under the caption "Repurchase at the Option of Holders Asset Sales."

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL INTERESTS OF WHOLLY OWNED SUBSIDIARIES

     The Indenture provides that the Company (a) will not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of (including by way of merger, consolidation or similar transaction) any Capital Interests of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Interests of such Wholly Owned Subsidiary and (ii) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "Repurchase at the Option of Holders-Asset Sales," and (b) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, Capital Interests constituting directors' qualifying shares or interests) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company, except to the extent that
(x) in the case of clause (a) above, such transfer, conveyance, sale, lease or other disposition is by a Wholly Owned Subsidiary of any such Capital Interests to a Subsidiary of the Company and does not constitute an Asset Sale by reason of clause (a) of the last sentence of the definition of "Asset Sale" and (y) in the case of clause (b) above, any such issuance of Equity Interests is to a Subsidiary of the Company and does not constitute an Asset Sale by reason of clause (b) of the last sentence of the definition of "Asset Sale."

     LIMITATION ON PREFERRED STOCK OR PREFERRED EQUITY INTERESTS OF
     SUBSIDIARIES

     The Indenture provides that the Company will not permit any of its Subsidiaries to issue or sell any preferred stock or preferred Equity Interests (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any preferred stock or preferred Equity Interests of any Subsidiary.

     BUSINESS ACTIVITIES

     The Indenture provides that the Company will not, and will not permit any Significant Subsidiary to, engage in any business other than such business activities as the Company and its Subsidiaries are engaged in on the date of the Indenture and such business activities similar or reasonably related thereto.

     PAYMENTS FOR CONSENT

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Senior Notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, the Company will furnish to the holders of Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     SUBSIDIARY GUARANTEES

     As described above under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock," the Indenture permits any Subsidiary to incur Indebtedness under certain circumstances, provided that, in certain cases, such Subsidiary guarantees on a senior unsecured basis the Company's payment obligations under the Senior Notes. To effect such Guarantee, such Subsidiary will, no later than the incurrence of such Indebtedness, execute and deliver to the Trustee a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Senior Notes by such Subsidiary Guarantor. Each Subsidiary Guarantee will be a senior unsecured obligation of the Subsidiary Guarantor issuing such Subsidiary Guarantee and will rank pari passu in right of payment with all Guarantor Senior Indebtedness of such Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as to not to constitute a fraudulent conveyance under applicable law. See "Risk Factors-Fraudulent Conveyance."

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor (other than the Company or a Subsidiary Guarantor), unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Senior Notes and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists and (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least
$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock"; provided that the foregoing provisions will not apply to any Asset Sale subject to the provisions described above under the caption "Repurchase at the Option of Holders-Asset Sales."

     The Indenture provides that, (i) in the event of a sale or other disposition of all, or substantially all, of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all, or substantially all, of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture described above under the caption "Repurchase at the Option of Holders-Asset Sales," (ii) in the event the Subsidiary Guarantee was issued by reason of the incurrence of Indebtedness by a Subsidiary Guarantor permitted pursuant to the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock," upon the payment in full, whether at maturity or otherwise, of all Indebtedness incurred by such Subsidiary Guarantor in accordance with such covenant, such Subsidiary Guarantor will be released and relieved of any obligations under such Subsidiary Guarantee or (iii) in the event the Subsidiary Guarantee was issued by reason of the Guarantee or securing of payment of Indebtedness other than the Senior Notes pursuant to the covenant described below under the caption "Limitations on Issuances of Guarantees of Indebtedness," upon the release or discharge of the Guarantee by the Subsidiary Guarantor of all such Indebtedness, except a discharge by or as a result of payment under such Guarantee, such Subsidiary Guarantor will be released and relieved of any obligations under such Subsidiary Guarantee.

     LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

     The Indenture provides that the Company will not permit any Subsidiary, directly or indirectly, to guarantee or secure the payment of any Indebtedness other than the Senior Notes, unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Senior Notes by such Subsidiary, which Guarantee will rank senior to or pari passu with such Subsidiary's Guarantee of, or pledge to secure, such other Indebtedness. Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Senior Notes will provide by its terms that it will be automatically and unconditionally released and discharged upon either (a) the release or discharge of such Guarantee of such other Indebtedness, except a discharge by or as a result of payment under such Guarantee, or (b) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Interests in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture. The form of such Guarantee is attached as an exhibit to the Indenture.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in the payment of all or any part of the principal, or premium, if any, on the Senior Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, the payment of the Change of Control Payment or the Asset Sale Offer Price, or otherwise; (iii) failure by the Company or any of its Subsidiaries to observe or perform in all material respects the covenants set forth in the Indenture described above under the captions "Certain Covenants-Restricted Payments," "Incurrence of Indebtedness and Issuance of Disqualified Stock," "Liens" and "Merger, Consolidation or Sale of Assets"; (iv) failure by the Company or any of its Subsidiaries to observe or perform in all material respects any other covenant or agreement on the part of the Company or such Subsidiary contained in the Senior Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a "Notice of Default"; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each of (A) and (B), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $3.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final non-appealable judgments aggregating in excess of $3.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes. If an Event of Default occurs prior to May 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to May 15, 2002, then the premium specified in the Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes.

     The holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes, and except as to payments required under the covenants described above under the captions "Repurchase at the Option of Holders-Change of Control" and "Asset Sales."

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS AND
STOCKHOLDERS

     No director, officer, employee, incorporator, partner or stockholder of the Company or any Subsidiary of the Company, as such, has any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance") except for (i) the rights of holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Senior Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, assuming that no holder of a Senior Note is an "insider" as defined in Section 101(31) of the U.S. Bankruptcy
Code and assuming that prior to such 91st day no voluntary or involuntary bankruptcy case has been commenced with respect to the Company, such deposit will not constitute a preference as defined in Section 547 of the U.S. Bankruptcy Code, and, assuming such a bankruptcy case is commenced on or after such 91st day, the trust funds will not constitute property included within the estate of the debtor; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Senior Note selected for redemption. Also, the Company is not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

     The registered holder of a Senior Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Senior Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing Default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting holder) (i) reduce the principal amount of Senior Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes, (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Note,
(iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes including, without limitation, payment of the Change of Control Payment or the Asset Sale
Offer Price (except a rescission of acceleration of the Senior Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Senior Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Indenture relating to waivers of Defaults or the rights of holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes, (vii) waive a redemption payment with respect to any Senior Note or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Senior Notes, the Company and the Trustee may amend or supplement the Indenture, the Senior Notes or any Subsidiary Guarantee to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to holders of Senior Notes in the case of a merger, consolidation or other similar business combination, to make any change that would provide any additional rights or benefits to the holders of Senior Notes or that does not materially adversely affect the legal rights under the Indenture of any such holder, to provide for Subsidiary Guarantees of the Senior Notes or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must (i) eliminate such conflict within 90 days, (ii) apply to the Commission for permission to continue or (iii) resign.

     The holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Senior Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to French Fragrances, Inc., 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, Attention: Chief Financial Officer.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, provided that such Indebtedness was not incurred in contemplation of such other Person merging with or into or becoming a Subsidiary of such specified Person and
(ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided that such Indebtedness was not incurred in contemplation of such acquisition.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control.

     "Asset Sale" means (a) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback or by way of merger, consolidation or similar transaction) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "Repurchase at the Option of Holders-Change of Control" and/or the provisions described above under the caption "Certain Covenants-Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), (b) the issuance by any Subsidiary of Equity Interests of such Subsidiary and (c) the disposition by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (a), (b) or (c), whether in a single transaction or a series of related transactions, (i) that have a fair market value in excess of $1.0 million or (ii) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, (a) a transfer of assets by the Company to a Wholly Owned Subsidiary that is a Subsidiary Guarantor, or by a Subsidiary to the Company or to another Subsidiary, (b) an issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary, (c) a Restricted Payment that is permitted by the covenant described above under the caption "Certain Covenants-Restricted Payments," (d) any sale and leaseback transaction otherwise permitted pursuant to the covenant described above under the caption "Certain Covenants-Sale and Leaseback Transactions" and (e) sales of accounts receivable in the ordinary course of business of the Company consistent with past practices for the purpose of insuring against the risk of uncollectibility pursuant to the Heller Arrangement (or any replacement thereof on terms that are no less favorable to the Company), in each case will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors, except that for the purposes of the definitions of the terms "Change of Control" and "Continuing Directors," the term "Board of Directors" shall mean the entire Board of Directors of the Company and not any authorized committee of the Board of Directors.

     "Borrowing Base" means, as of any date, an amount equal to (a) 85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of such date that are not more than 90 days past due, plus (b) 65% of the book value (calculated on an average cost basis) of all inventory owned by the Company and its Subsidiaries as of such date, minus (c) any amount applied pursuant to the second paragraph of the covenant described above under the caption "Repurchase at the Option of Holders-Asset

Sales" to permanently reduce Indebtedness permitted to be incurred pursuant to clause (i) of the second paragraph of the covenant described above under the caption "Certain Covenants-Incurrence of Indebtedness and Issuance of Disqualified Stock," all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

     "Capital Interests" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits or demand deposits, in each case with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $1.0 billion, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and in each case maturing within six months after the date of acquisition and (vi) investments in money market funds all of whose assets comprise securities of the types described in clauses (i), (ii) and (iii) above.

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Cash Flow" means with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) the provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) all items classified as "depreciation" or "amortization" on such Person's statement of operations and other non-cash charges (including non-cash, equity-based compensation charges, but excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its organizational documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without prior approval (that has not been obtained) pursuant to the terms of its organizational documents and all agreements, instruments, judgments, decrees, orders, statutes, rules or governmental regulations applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iv) the cumulative effect of a change in accounting principles will be excluded, (v) Consolidated Net Income will not include any gain (but shall include any loss), together with any related provision for taxes on such gain (but not such loss), realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (vi) Consolidated Net Income will not include any extraordinary or nonrecurring gain (but shall include any loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not such loss).

     "Consolidated Net Worth" means, with respect to any Person, the sum of
(i) the consolidated equity of the holders of common Equity Interests in such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock or preferred Equity Interests; provided that the preferred stock or preferred Equity Interests will be included in Consolidated Net Worth only if such preferred stock or preferred Equity Interests are not Disqualified Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date of the most recently completed fiscal quarter in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, investments in marketable securities), and (z) all unamortized debt discount and expense and unamortized deferred financing charges, all of the foregoing determined in accordance with GAAP.

     "Credit Facility" means any credit facility entered into by and among the Company, any Subsidiary Guarantor and the lending institutions party thereto, including any credit agreement, related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the 91st day after the date on which the Senior Notes mature.

     "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of deferred financing fees), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) the amount of dividends or distributions paid, whether or not in cash, in respect of preferred stock or preferred Equity Interests of such Person, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in the case of clauses (i) through (iv), determined on a consolidated basis and, in the case of clauses (i) through (iii), determined in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving borrowings under any Credit Facility) or issues or redeems preferred stock or preferred Equity Interests subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock or preferred Equity Interests, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor Senior Indebtedness" means any Indebtedness permitted to be incurred by any Subsidiary Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (i) any Obligation of such Subsidiary Guarantor to any Subsidiary of such Subsidiary Guarantor, (ii) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business of the Subsidiary Guarantor

(including Guarantees thereof or instruments evidencing such liabilities),
(iv) any Indebtedness, Guarantee or Obligation of the Subsidiary Guarantor that is contractually subordinated or junior in any respect to any other Indebtedness, Guarantee or Obligation of such Subsidiary Guarantor or (v) any Indebtedness incurred in violation of the Indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (iii) agreements entered into for the purpose of fixing or hedging the risks associated with fluctuations in foreign currency exchange rates.

     "Heller Arrangement" means the arrangement pursuant to an agreement dated July 13, 1993 between the Company and Heller Intercredit Company, a division of Heller Financial, Inc., pursuant to which the Company insured from risk of uncollectibility a portion of the Company's accounts receivable.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries in accordance with GAAP), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration consisting of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company will not be deemed to be an Investment.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Miami Lakes Facility" means the land and buildings comprising the Company's executive offices and distribution facility at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014.

     "National Trading Facility" means the land and buildings leased by the Company from National Trading Manufacturing, Inc. located at 15595 N.W. 15th Avenue, Miami, Florida 33169.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, regulatory compliance costs and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Revolving
Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture; (d) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales"; (e) Investments in endorsements of negotiable instruments and similar negotiable documents in the ordinary course of business; (f) Investments existing on the date of the Indenture; (g) Investments in obligations of account debtors to the Company or any of its Subsidiaries and stock or obligations issued to the Company or any such Subsidiary by any Person, in each case, in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of such Person's Indebtedness; and (h) other Investments in any one or more Persons that do not exceed $5.0 million in the aggregate at any time outstanding.

     "Permitted Liens" means (i) Liens on accounts receivable and inventory securing Indebtedness permitted to be incurred under clause (i) of the second paragraph of the covenant described above under "-Certain Covenants-Incurrence of Indebtedness and Issuance of Disqualified Stock"; (ii) Liens in favor of the Company; (iii) Liens to secure Indebtedness permitted to be incurred pursuant to the first paragraph of the covenant described above under "-Certain Covenants-Incurrence of Indebtedness and Issuance of Disqualified Stock" that is incurred to finance the acquisition of property or assets acquired by the Company or any Subsidiary after the date of the Indenture, so long as (A) such Indebtedness is incurred and the Lien securing such Indebtedness is created within 90 days of such acquisition and (B) such Lien does not extend to any property or assets of the Company or any Subsidiary other than the property and assets so acquired; (iv) Liens on property of a Person existing at the time such Person is merged into, consolidated with or acquired by the Company or any Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary or those of an unrelated third party; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business of the Company or any Subsidiary of the Company; (vii) Liens to secure Indebtedness permitted by clause (vi) of the second paragraph of the covenant described above under "-Certain Covenants-Incurrence of Indebtedness and Issuance of Disqualified Stock" covering only the assets acquired, constructed or improved with such Indebtedness or the Miami Lakes Facility, as the case may be; (viii) Liens existing on the date of the Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP shall have been made therefor; (x) Liens securing Permitted Refinancing Indebtedness, provided that such Liens do not extend to or cover any assets or property other than the collateral securing the Indebtedness to be refinanced;
(xi) Liens arising by operation of law in connection with judgments, which do not give rise to an Event of Default with respect thereto; (xii) easements, rights of way, zoning restrictions and other similar encumbrances or title defects which do not materially detract from the value of the property or the assets subject thereto or interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (xiii) Liens securing Attributable Debt with respect to any sale and leaseback transaction in an aggregate amount not to exceed the aggregate principal amount of Attributable Debt permitted to be incurred pursuant to the covenant described above under "-Certain Covenants-Incurrence of Indebtedness and Issuance of Disqualified Stock," provided that such Liens do not extend to or cover any assets or property other than the collateral securing such Attributable Debt; (xiv) Liens on sales of accounts receivable that do not constitute an "Asset
Sale" pursuant to clause (e) of the definition thereof and (xv) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that
(i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Revolving Credit Facility" means the revolving credit facility dated as of May 13, 1997, between the Company and Fleet National Bank, as amended.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Indebtedness" means any Indebtedness which ranks pari passu in right of payment with, and which is not expressly by its terms subordinated in right of payment of principal, interest or premium, if any, to the Senior Notes, whether or not such Indebtedness is secured.

     "Senior Revolving Debt" means revolving credit borrowings under any Credit Facility.

     "Series B Senior Notes" means the Company's 10-3/8% Senior Notes due 2007, Series B.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture; provided that each Subsidiary Guarantor will be deemed a Significant Subsidiary.

     "6% Bonus Pool" means the annual bonus pool created by the Company for members of senior management and other key employees and consultants equal to 6% of the pre-tax profit of the Company.

     "Subordinated Indebtedness" means any Indebtedness which is expressly by its terms subordinated in right of payment of principal, interest or premium, if any, to the Senior Notes.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

     "Subsidiary Guarantor" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and its successors and assigns.

     "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, all of the outstanding Capital Interests or other ownership interests of which (other than directors' qualifying shares or interests) are at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person (or a combination thereof).

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

     The Initial Notes were offered and sold to Qualified Institutional Buyers as defined in Rule 144A under the Securities Act ("QIBs") in the form of one or more registered global notes without interest coupons (collectively, the "U.S. Global Notes"). Exchange Notes issued in exchange for each of the U.S. Global Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

     The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Exchange Notes in certificated form in certain limited circumstances. See "-Transfer of Interests in Global Notes for Certificated Notes." In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.

     Initially, the Trustee will act as Paying Agent and Registrar. The Senior Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Direct Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC has also advised the Company that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants which receive Exchange Notes with corresponding portions of the principal amount of the Global Notes, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. All ownership interests in any Global Notes are subject to the procedures and requirements of DTC.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Exchange Notes, see "-Transfers of Interests in Global Notes for Certificated Notes."

     EXCEPT AS DESCRIBED IN "-TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Exchange Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Exchange Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes, for all purposes.

     The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Senior Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for Exchange Notes in certificated form, and to distribute such certificated forms of Exchange Notes to its Direct Participants. See "-Transfers of Interests in Global Notes for Certificated Notes."

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchaser or the Trustee shall have any responsibility for the performance by DTC or its respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

     An entire Global Note may be exchanged for definitive Exchange Notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Exchange Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related Exchange Notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may also be exchanged for Certificated Notes upon request to DTC by such Direct Participant (for itself or on behalf of an Indirect Participant) and by DTC to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     Neither the Company nor the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of Exchange Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

                   REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company and the Initial Purchaser, for the benefit of the holders of Senior Notes, entered into a Registration Rights Agreement (the "Registration Rights Agreement") dated as of April 27, 1998. Pursuant to the Registration Rights Agreement, the Company filed with the SEC the Registration Statement with respect to the Exchange Offer (the "Exchange Offer Registration Statement"). If any holder of Transfer Restricted Senior Notes (as defined below) notifies the Company, within 20 business days following the consummation of the Exchange Offer, that (A) such holder was prohibited by law or SEC policy from participating in the Exchange Offer, or (B) such holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales by such holder, the Company will file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Transfer Restricted Senior Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use reasonable best efforts to cause the Shelf Registration
Statement to be declared effective as promptly as possible by the SEC. For purposes of the foregoing, "Transfer Restricted Senior Notes" means each Senior Note until the earliest to occur of (i) the date on which such Senior
Note is exchanged in the Exchange Offer for an Exchange Note which may be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such Senior Note has been sold or otherwise disposed of in accordance with the Shelf Registration Statement, (iii) the date on which such Senior Note is disposed of by a broker-dealer as contemplated by the Exchange Offer Registration Statement (including delivery of this Prospectus) and (iv) the date on which such Senior Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     A holder of Transfer Restricted Senior Notes who sells such Senior Notes pursuant to the Shelf Registration Statement will generally be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

     The Registration Rights Agreement provides that the Company will use reasonable best efforts to issue Exchange Notes in exchange for all Initial Notes tendered in the Exchange Offer. If the Company is obligated to file the Shelf Registration Statement, the Company will file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 150 days after such obligation arises; provided that if the Company has not consummated the Exchange Offer by October 24, 1998, then the Company will file the Shelf Registration Statement with the SEC on or prior to October 25, 1998. The Company shall use reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until April 27, 2000 or such shorter period that will terminate when all the Senior Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are eligible for sale under Rule 144(k) under the Securities Act; provided, however that, if the Company is engaged in a material acquisition or disposition and in certain other circumstances, the Company may suspend offers and sales under the Shelf Registration Statement, subject to certain conditions, for up to 30 days in each year during which the Shelf Registration Statement is required to be effective. If
(a) the Company fails to file the Shelf Registration Statement on or before the date specified for such filing, (b) the Shelf Registration Statement is not declared effective by the SEC on or prior to the date specified for such effectiveness, (c) the Company fails to consummate the Exchange Offer on or
prior to           , 1998, (d) the Shelf Registration Statement or the
Exchange Offer Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective for a period of one business day or (e) at any time when the prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Senior Notes, the Company shall conclude, or the holders of a majority in principal amount of the affected Transfer Restricted Senior Notes shall reasonably conclude, based on the advice of their counsel, and shall give notice to the Company, that either (A) any event shall have occurred or fact exist as a result of which it is necessary to amend or supplement the prospectus in order that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (B) it shall be necessary to amend or supplement such Registration Statement or the prospectus in order to comply with the requirements of the Securities Act or the rules of the SEC thereunder, and in the case of clause (A) or (B), such Registration Statement is not appropriately amended by an effective post-effective amendment, or the prospectus is not amended or supplemented, in a manner reasonably satisfactory to the holders of Transfer Restricted Senior Notes so as to be declared effective and made usable within one business day after the Company shall so conclude or shall receive the above-mentioned notice from holders of Transfer Restricted Senior Notes (each such event referred to in clauses (a) through (e) above, a "Registration Default"), then the Company will pay as liquidated damages ("Liquidated Damages") to each holder of Transfer Restricted Senior Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week for each $1,000 principal amount of Senior Notes held by such holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Senior Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week for each $1,000 principal amount of Senior Notes. Liquidated Damages will not accrue during any period the Company is permitted, as set forth above, to suspend offerings and sales when the Company is engaged in a material acquisition or disposition or in certain other circumstances. All accrued Liquidated Damages will be paid by the Company to the holder of the U.S. Global Notes or the Global Notes, as the case may be, by wire transfer of immediately available same day funds. With respect to Certificated Notes, such Liquidated Damages will be paid by the Company to the holder of a Certificated Note, by mailing a check to each such holder's registered address. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Transfer Restricted Senior Notes will be required to make certain representations to the Company (as described herein under the caption "-The Exchange Offer-Procedures for Tendering Initial Notes") in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Transfer Restricted Senior Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. Holders of Transfer Restricted Notes will be responsible for the fees and disbursements, if any, of their counsel, accountants and any other advisors, and for underwriting commissions and discounts, brokerage commissions, agent fees (other than the fees of the Exchange Agent for the Exchange Offer) and transfer taxes relating to the Exchange Offer Registration Statement or the Shelf Registration Statement.

     The foregoing description of the Registration Rights Agreement is a summary only and does not purport to be complete. This summary is qualified in its entirety by reference to all provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The exchange of an Initial Note for an Exchange Note pursuant to the Exchange Offer should not be treated as an exchange for United States federal income tax purposes and, therefore, will not be a taxable event. Accordingly, an Exchange Note should be treated as a continuation of the corresponding Initial Note and, as a result, an exchanging holder should not recognize any gain or loss on the exchange, his holding period for the Exchange Note would include his holding period for the Initial Note, his basis in the Exchange Note would be the same as his basis in the Initial Note, and the tax treatment of any bond premium previously recognized with respect to the Initial Note should not change.

     IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF INITIAL NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR
PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE
LAWS OF ANY OTHER TAXING JURISDICTIONS.

                             PLAN OF DISTRIBUTION

     There has previously been only a limited secondary market and no public market for the Initial Notes. The Company does not intend to apply for the listing of the Senior Notes on a national securities exchange or for their quotation through The Nasdaq Stock Market. The Initial Notes are eligible for trading in the PORTAL market. The Company has been advised by the Initial Purchaser that the Initial Purchaser currently intends to make a market in the Senior Notes; however, the Initial Purchaser is not obligated to do so and any market making may be discontinued by the Initial Purchaser at any time. In addition, such market making activity may be limited during the Exchange Offer. Therefore, there can be no assurance that an active market for the Initial Notes or the Exchange Notes will develop.

     If a trading market develops for the Initial Notes or the Exchange Notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, such securities may trade at a discount from their offering price.

     With respect to resale of Exchange Notes, based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that a holder (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or "broker" or "dealer" registered under the Exchange Act) who exchanges Initial Notes for Exchange Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such holder in exchange for Initial Notes acquired by such holder directly from the Company or an affiliate thereof, unless an exemption from registration is otherwise available.

     As contemplated by the above no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder in the ordinary course of business,
(ii) the holder is not engaging and does not intend to engage in the distribution of the Exchange Notes, and (iii) the holder acknowledges that if such holder participates in the Exchange Offer for the purpose of distributing the Exchange Notes such holder must comply with the registration and prospectus delivery requirements of the Securities Act and cannot rely on the above no-action letters.

     Any broker or dealer registered under the Exchange Act (each a "Broker-Dealer") who holds Initial Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company) may exchange such Initial Notes for Exchange Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by it in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of this Prospectus. The Company has agreed to cause the Exchange Offer Registration Statement, of which this Prospectus is a part, to remain continuously effective for a period of one year from the Exchange Date, and to make this Prospectus, as amended or supplemented, available to any such Broker-Dealer for use in connection with resales. Any Broker-Dealer Participating in the Exchange Offer will be required to acknowledge that it will deliver a prospectus in connection with any resales of Exchange Notes received by it in the Exchange Offer. The delivery by a Broker-Dealer of a prospectus in connection with resales of Exchange Notes shall not be deemed to be an admission by such Broker-Dealer that it is an underwriter within the meaning of the Securities Act.

     The Company will not receive any proceeds from any sale of Exchange Notes by Broker-Dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Notes.

     The Company has agreed to pay all expenses incident to the Exchange Offer other than fees and disbursements of counsel, accountants and any advisors to holders of Initial Notes, underwriting commissions and discounts, brokerage commissions, agent fees (other than the fees of the Exchange Agent) and transfer taxes relating to the Exchange Offer Registration Statement.


                                LEGAL MATTERS

     The validity of the Exchange Notes offered hereby will be passed upon for the Company by Steel Hector & Davis LLP, Miami, Florida.

                                   EXPERTS

     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The balance sheet as of December 31, 1997 and the related statements of income and retained earnings and cash flows for the year then ended of J.P. Fragrances, Inc., included in the Company's Form 8-K, dated March 31, 1998 which is incorporated by reference in this Prospectus have been audited by Richard A. Eisner & Company, LLP, independent auditors, and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   No dealer, salesperson, or other person
has been authorized to give any information
or to make any representations not contained
in this Prospectus and, if given or made,
such information or representations must not
be relied upon as having been authorized by                    FRENCH FRAGRANCES, INC.
the Company.  This Prospectus does not                          Offer to Exchange its
constitute an offer to sell, or solicitation           10-3/8% Senior Notes due 2007, Series D
of an offer to buy, the Senior Notes to any                  for any and all outstanding
person in any jurisdiction in which such an            10-3/8% Senior Notes due 2007, Series C
offer to sell or solicitation would be unlawful.
Neither the delivery of this Prospectus nor any
sale made hereunder shall, under any
circumstances, create any implication that the
information contained herein is correct as of
any time subsequent to the date hereof.
             ____________________





               TABLE OF CONTENTS
                                             PAGE               ____________________
Available Information.........................  2
Incorporation of Certain Documents                                   PROSPECTUS
  by Reference................................  3               ____________________
Cautionary Note Regarding Forward-
  Looking Statements..........................  4
Prospectus Summary............................  5
Risk Factors.................................. 12
The Company................................... 18
The Exchange Offer............................ 19
Description of the Senior Notes............... 31
Registration Rights; Liquidated Damages....... 58
Certain Federal Income Tax
  Consequences................................ 60
Plan of Distribution.......................... 60
Legal Matters................................. 62
Experts....................................... 62










                                                                  __________, 1998

                             PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.   Indemnification of Directors and Officers.

     The Company has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by applicable law, as amended from time to time, the Company will indemnify any person who was or is a director or officer of the Company, or serves or served in such capacity with any other enterprise at the request of the Company, against all fines, liabilities, settlements, costs and expenses asserted against or incurred by such person in his capacity or arising out of his status as such officer or director. The Company may also indemnify employees or agents of the Company if the Company's Board so approves.
This indemnification includes the right to advancement of expenses when allowed pursuant to applicable law.

     The provisions of the FBCA authorize a corporation to indemnify its officers and directors in connection with actions, suits and proceedings brought against them if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe the person's conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) a majority vote of directors who were not parties to the proceeding or a committee consisting solely of two or more directors not parties to the proceedings, (ii) independent legal counsel selected by a majority vote of the directors who were not parties to the proceeding or committee of directors (or selected by the full board if a quorum or committee can not be obtained), or (iii) the affirmative vote of the majority of the corporation's shareholders who were not parties to the proceeding.

     The FBCA further provides that a corporation may make any other or further indemnity by resolution, bylaw, agreement, vote of shareholders disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director's responsibilities under any other law, such as federal securities laws.

     At present, there is no pending litigation or other proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

     The Company maintains directors' and officers' liability insurance for its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits.

Exhibit
Number                                        Description
-------   ------------------------------------------------------------------
3.1 Amended and Restated Articles of Incorporation of the Company dated March 6, 1996 (incorporated herein by reference to Exhibit 3.1 filed as a part of the Company's Form 10-K for the fiscal year ended January 31, 1996 (Commission File No. 1-6370)).

3.2 Amendment dated September 19, 1996 to the Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.4 filed as part of the Company's Form 10-Q for the quarter ended October 31, 1996 (Commission File No. 1-6370)).

3.3       By-Laws of the Company (incorporated herein by reference to Exhibit
          3.2 filed as a part of the Company's Form 10-K for the fiscal year ended January 31, 1996 (Commission File No. 1-6370)).

4.1 Indenture, dated as of May 13, 1997, between the Company and Marine Midland Bank, as trustee (incorporated herein by reference to Exhibit 4.1 filed as a part of the Company's Form 8-K dated May 13, 1997 (including forms of 10-3/8% Senior Note due 2007, Series A and 10-3/8% Senior Note due 2007, Series B) (Commission File No. 1-6370)).

4.2 Credit Agreement, dated as of May 13, 1997, by and among the Company and Fleet National Bank (incorporated herein by reference to Exhibit
          4.3 filed as a part of the Company's Form 8-K dated May 13, 1997 (Commission File No. 1-6370)).

4.3 First Amendment to Credit Agreement and Other Transaction Documents dated December 31, 1997 between the Company and Fleet National Bank (incorporated herein by reference to Exhibit 4.3 filed as a part of the Company's Form 10-K for the fiscal year ended January 31, 1998 (Commission File No. 1-6370)).

4.4 Letter Agreement dated March 23, 1998 between French Fragrances, Inc. and Fleet National Bank (incorporated herein by reference to Exhibit 4.3 filed as a part of the Company's Form 10-K for the fiscal year ended January 31, 1998 (Commission File No. 1-6370)).

4.5 Indenture, dated as of April 27, 1998, between the Company and Marine Midland Bank, as trustee (incorporated herein by reference to Exhibit 4.1 filed as a part of the Company's Form 8-K dated April 27, 1998 (including forms of 10-3/8% Senior Note due 2007, Series C and 10-3/8% Senior Note due 2007, Series D) (Commission File No. 1-6370)).

4.6 Registration Rights Agreement, dated as of April 27, 1998, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation (incorporated herein by reference to Exhibit 4.2 filed as a part of the Company's Form 8-K dated April 27, 1998) (Commission File No. 1-6370)).

5.1       Opinion of Steel Hector & Davis LLP.

10.1 Registration Rights Agreement dated as of November 30, 1995, among the Company, Bedford Capital Corporation ("Bedford"), Fred Berens, Rafael Kravec and Eugene Ramos (incorporated herein by reference to Exhibit 10.1 filed as a part of the Company's Form 10-K for the fiscal year ended September 30, 1995 (Commission File No. 1-6370)).

10.2 Amendment dated as of March 20, 1996 to Registration Rights Agreement dated as of November 30, 1995, among the Company, Bedford, Fred Berens, Rafael Kravec and Eugene Ramos (incorporated herein by reference to Exhibit 10.2 filed as a part of the Company's Form 10-K for the year ended January 31, 1996 (Commission File No. 1-6370)).

10.3 Second Amendment dated as of July 22, 1996 to Registration Rights Agreement dated as of November 30, 1995, among the Company, Bedford, Fred Berens, Rafael Kravec and the Estate of Eugene Ramos (incorporated by reference to Exhibit 10.3 filed as part of the Company's Form 10-Q for the quarter ended July 31, 1996 (Commission File No. 1-6370)).

10.4 Employment Agreement dated as of April 1, 1997, between the Company and Rafael Kravec (incorporated herein by reference to Exhibit 10.4 filed as a part of the Company's Form 10-K for the year ended January 31, 1997 (Commission File No. 1-6370)).

10.5 Non-Employee Director Stock Option Plan (incorporated herein by reference to Exhibit 10.4 filed as a part of the Company's Form 10-K for the fiscal year ended September 30, 1995 (Commission File No. 1-6370)).

10.6      1995 Stock Option Plan (incorporated herein by reference to Exhibit
          10.5 filed as a part of the Company's Form 10-K for the fiscal year ended September 30, 1995 (Commission File No. 1-6370)).

10.7 Lease Agreement, dated as of July 2, 1992, between FFI and National Trading (incorporated herein by reference to Exhibit 10.13 filed as a part of the Company's Form 10-K for the fiscal year ended September 30, 1995 (Commission File No. 1-6370)).

10.8 Option Agreement, dated July 2, 1992, between FFI and National Trading and Memorandum of Lease and Option Agreement related thereto (incorporated herein by reference to Exhibit 10.14 filed as a part of the Company's Form 10-K for the fiscal year ended September 30, 1995 (Commission File No. 1-6370)).

10.9 Amended and Restated Exclusive Trademark License Agreement, dated February 29, 1980, between Geoffrey Beene, Inc., and Epocha Distributors, Inc. (now known as Sanofi Beaute, Inc.) as amended July 29, 1992 and February 13, 1995 (incorporated herein by reference to Exhibit 10.15 filed as a part of the Company's Form 10-K for the fiscal year ended September 30, 1995 (Commission File No. 1-6370)).

10.10 Asset Purchase Agreement dated as of February 1, 1996, by and between the Company and Halston-Borghese, Inc. and its affiliates (incorporated herein by reference to Exhibit 2.1 filed as a part of the Company's Form 8-K dated March 20, 1996 (Commission File
          No. 1-6370)).

10.11 Asset Purchase Agreement dated as of February 25, 1998, among the Company, J.P. Fragrances, Inc., Joseph A. Pappalardo and Gloria Pappalardo (incorporated herein by reference to Exhibit 2.1 filed as a part of the Company's Form 8-K dated March 31, 1998 (Commission File No. 1-6370)).

10.12 Amendment to Asset Purchase Agreement dated as of March 30, 1998, among the Company, JPF, Joseph A. Pappalardo and Gloria Pappalardo (incorporated herein by reference to Exhibit 2.2 filed as a part of the Company's Form 8-K dated March 31, 1998 (Commission File No. 1-6370)).

10.13 Purchase Agreement, dated April 27, 1998, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation.

10.14 Lease Agreement dated as of May 4, 1998, between the Company and MAC Papers, Inc. (incorporated herein by reference to Exhibit 10.13 filed as part of the Company's Form 10-Q for the quarter ended April 30, 1998 (Commission File No. 1-6370)).

12.1      Statement Regarding Computation of Ratios.

21.1 Subsidiaries of the Company (incorporated herein by reference to Exhibit 21.1 filed as a part of the Company's Form 10-K for the fiscal year ended January 31, 1998 (Commission File No. 1-6370)).

23.1      Consent of Deloitte & Touche LLP.

23.2 Consent of Steel Hector & Davis LLP (contained in the opinion filed as Exhibit 5.1).

23.3      Consent of Richard A. Eisner & Company, LLP.

24.1      Power of Attorney (contained on signature page).

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Marine Midland Bank, as Trustee.

99.1      Form of Letter of Transmittal.

99.2      Form of Notice of Guaranteed Delivery.

The foregoing list omits instruments defining the rights of holders of long term debt of the Company where the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Company. The Company hereby agrees to furnish a copy of each such instrument or agreement to the Commission upon request.

     (b)  Financial Statement Schedules.

     All schedules for which provision is made in the applicable accounting regulations of the Commission are either not required under the related instructions, are not applicable (and therefore have been omitted), or the required disclosures are contained in the financial statements included herein.

ITEM 22.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (3)  That every prospectus (i) that is filed pursuant to paragraph
     (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5) To respond to requests for information that is incorporated by reference in the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

                              POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints E. Scott Beattie and Oscar E. Marina, Esq., and each of them severally, as his attorney-in-fact to sign in his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on June 24, 1998.
                          FRENCH FRAGRANCES, INC.

                          By: /s/ E. Scott Beattie
                              ------------------------------------------
                              E. Scott Beattie
                              President, Chief Executive Officer and Director (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature               Title                        Date

/s/ Rafael Kravec          Chairman of the Board and Director   June 24, 1998
-----------------------
Rafael Kravec

/s/ E. Scott Beattie       President, Chief Executive Officer   June 24, 1998
-----------------------    and Director
E. Scott Beattie           (Principal Executive Officer)

/s/ William J. Mueller     Vice President-Operations and        June 24, 1998
-----------------------    Chief Financial Officer
William J. Mueller         (Principal Financial and
                           Accounting Officer)

/s/ J. W. Nevil Thomas     Director                             June 24, 1998
-----------------------
J. W. Nevil Thomas


/s/ George Dooley          Director                             June 24, 1998
-----------------------
George Dooley

                               EXHBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
5.1            Opinion of Steel Hector & Davis LLP.

10.13 Purchase Agreement, dated April 27, 1998, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation.

12.1           Statement Regarding Computation of Ratios.

23.1           Consent of Deloitte & Touche LLP.

23.3           Consent of Richard A. Eisner & Company, LLP.

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Marine Midland Bank, as Trustee.

99.1           Form of Letter of Transmittal.

99.2           Form of Notice of Guaranteed Delivery.